Exhibit(h)4.9

EIGHTH AMENDMENT TO CREDIT AGREEMENT

THIS EIGHTH AMENDMENT TO CREDIT AGREEMENT, dated as of                      (this “Amendment”), is entered into by and between Frank Russell Investment Company, as agent for certain funds listed on Schedule IV hereto, and State Street Bank and Trust Company, as Administrative Agent, Operations Agent and a Bank (“State Street”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Credit Agreement (as hereinafter defined).

WHEREAS, the Company, State Street and Bank of America, National Association have entered into a certain Credit Agreement dated as of December 30, 1999 (as heretofore amended, the “Credit Agreement”), which provides for the Banks to extend certain credit facilities to the Funds from time to time; and

WHEREAS, as of December 22, 2004, Bank of America, National Association resigned as Administrative Agent, and State Street assumed the rights, duties and powers thereof; and

WHEREAS, the parties hereto desire to amend the Credit Agreement in certain respects as hereinafter set forth.

NOW, THEREFORE, in consideration of the premises herein and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto, intending to be legally bound, agree as follows:

SECTION 1. AMENDMENT.

(a) Effective as of the date hereof, Article 2.3(a) of the Credit Agreement is hereby amended by the deletion of the reference to “9:00 a.m.” and the substitution therefor of “12:00 noon”.

(b) Effective as of the date hereof, Article 9.16 of the Credit Agreement is hereby amended to state in its entirety as follows:

9.16. Governing Law and Jurisdiction. (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS; PROVIDED THAT THE AGENT AND THE BANK SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR OF THE UNITED STATES FOR THE FIRST CIRCUIT, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY AND EACH OF THE AGENTS AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE COMPANY AND EACH OF THE AGENTS AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE

BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE AGENTS AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLIANT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY MASSACHUSETTS LAW.

SECTION 2. CONDITIONS PRECEDENT. This Amendment shall become effective when each of the conditions precedent set forth in this Section 2 shall have been satisfied.

(a) Receipt of Documents. State Street shall have received all of the following documents duly executed, dated the date hereof or such other date as shall be acceptable to State Street, and in form and substance satisfactory to State Street:

Amendment. This Amendment, duly executed by the Company (as agent for the Funds), and State Street.

(b) Payment of Fees. The Company shall have paid all accrued and unpaid fees, costs and expenses to the extent then due and payable, together with Attorney Costs of State Street to the extent invoiced.

(c) Compliance with Warranties, No Default, etc. Both before and after giving effect to the effectiveness of this Amendment, the following statements by the Company shall be true and correct (and the Company, by its execution of this Amendment, hereby represents and warrants to State Street that such statements are true and correct as at such times):

(i) the representations and warranties set forth in Article V of the Credit Agreement shall be true and correct with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and

(ii) no Default shall have then occurred and be continuing.

SECTION 3. REPRESENTATIONS AND WARRANTIES. To induce State Street to enter into this Amendment, the Company represents and warrants to State Street as follows:

(a) Due Authorization, Non–Contravention, etc. The execution, delivery and performance by the Company of this Amendment and each other Credit Document executed or to be executed by it in connection with this Amendment are within the Company’s powers, have been duly authorized by all necessary action, and do not

(i)	contravene the Company’s Organization Documents;

(ii)	contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Company or any Fund; or

(iii)	result in, or require the creation or imposition of, any Lien on any of the Company’s or any Fund’s properties.

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(b) Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Company of this Amendment or any other Credit Document to be executed by it in connection with this Amendment.

(c) Validity, etc. This Amendment constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms.

SECTION 4. MISCELLANEOUS.

(a) Continuing Effectiveness, etc. This Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, shall remain in full force and effect and is hereby ratified, approved and confirmed in each and every respect. After the effectiveness of this Amendment in accordance with its terms, all references to the Credit Agreement in the Credit Documents or in any other document, instrument, agreement or writing shall be deemed to refer to the Credit Agreement as amended hereby.

(b) Payment of Costs and Expenses. The Company agrees to pay on demand all expenses of State Street (including the fees and out-of-pocket expenses of counsel to State Street) in connection with the negotiation, preparation, execution and delivery of this Amendment.

(c) Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

(d) Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

(e) Execution in Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

(f) Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.

(g) Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

FRANK RUSSELL INVESTMENT COMPANY, as agent for the Funds listed in Schedule IV

By
Title:

S-1

STATE STREET BANK AND TRUST COMPANY, as Administrative Agent, as Operations Agent and as a Bank

By
Title:	James H. Reichert, Vice President

S-2

Schedule IV

FRANK RUSSELL INVESTMENT COMPANY

FUND

Equity I

Equity II

Equity Q

Fixed Income I

Short Duration Bond

Fixed Income III

International

Emerging Markets

Diversified Equity

Special Growth

Quantitative Equity

International Securities

Real Estate Securities

Diversified Bond

Multistrategy Bond

Select Value

Select Growth

Money Market

Tax Exempt Bond

U.S. Government Money Market

Tax Free Money Market

Aggressive Strategy

Balanced Strategy

Moderate Strategy

Conservative Strategy

Equity Aggressive Strategy

Tax-Managed Global Equity

Tax-Managed Large Cap

Tax-Managed Mid & Small Cap

Russell Multi-Manager Principal Protected

2010 Strategy

2020 Strategy

2030 Strategy

2040 Strategy